EXHIBIT 11

                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In Millions, Except Per Share Amounts)

                                                       Three Months            Nine Months
                                                          Ended                  Ended
                                                  ---------------------   ---------------------
                                                   Sept. 26,  Sept. 27,   Sept. 26,   Sept. 27,
                                                     1997        1996        1997        1996
                                                  ---------   ---------   ---------   ---------
EARNINGS
Net earnings ...................................  $     493   $     331   $   1,440   $   1,174
Preferred stock dividends ......................         (9)        (12)        (30)        (35)
                                                  ---------   ---------   ---------   ---------
Net earnings applicable to common stockholders .  $     484   $     319   $   1,410   $   1,139
                                                  =========   =========   =========   =========

PRIMARY WEIGHTED AVERAGE SHARES
Common stock ...................................      330.9       335.5       330.7       340.8
Assuming issuance of shares relating to
 employee incentive plans ......................       56.7        42.9        54.7        44.5
                                                  ---------   ---------   ---------   ---------
Total shares ...................................      387.6       378.4       385.4       385.3
                                                  =========   =========   =========   =========

PRIMARY EARNINGS PER SHARE .....................  $    1.25   $     .84   $    3.66   $    2.96
                                                  =========   =========   =========   =========

FULLY DILUTED WEIGHTED AVERAGE SHARES
Common stock ...................................      330.9       335.5       330.7       340.8
Assuming issuance of shares relating to
 employee incentive plans ......................       58.8        45.8        58.8        45.7
                                                  ---------   ---------   ---------   ---------
Total shares ...................................      389.7       381.3       389.5       386.5
                                                  =========   =========   =========   =========

FULLY DILUTED EARNINGS PER SHARE ...............  $    1.24   $     .84   $    3.62   $    2.95
                                                  =========   =========   =========   =========

Note: Share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, paid on May 30, 1997.